Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dong Fang Minerals, Inc.

I consent to the inclusion in this Registration Statement on Form S-1 of my report dated February 29, 2008 included therein relating to the financial statements of Dong Fang Minerals, Inc. for the period November 7, 2007 (inception) to January 31, 2008. I also consent to the reference to the firm under the heading “Experts” in this Registration Statement.

MICHAEL T. STUDER CPA P.C.
Freeport, New York	Michael T. Studer CPA P.C.
April 10, 2008